Exhibit 99.6(a)(3)

Amendment No. 3 to

Investment Advisory Agreement

Amendment No. 3 dated May 7, 2026 to the Investment Advisory Agreement dated February 1, 2021 and amended to date (the “Agreement”) made by and between FORETHOUGHT VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC, an Indiana limited liability company (the “Advisor”).  Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 12 of the Agreement, effective September 30, 2026, the parties hereby amend and restate Exhibit A of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust

By its authorized officer,

By:	/s/ Deborah Schunder
Name:	Deborah Schunder
Title:	President

Global Atlantic Investment Advisors, LLC

By its authorized officer,

By:	/s/ Cameron Jeffreys
Name:	Cameron Jeffreys
Title:	President

Exhibit A

Fees

Global Atlantic American Funds® Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.900%
Next $500 million	0.875%
Over $1 billion	0.850%

Global Atlantic BlackRock Allocation Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.22%
Next $1 billion	0.21%
Over $2 billion	0.20%

Global Atlantic BlackRock Disciplined Core Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.39%
Next $1 billion	0.37%
Over $2 billion	0.35%

Global Atlantic BlackRock Disciplined Growth Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.37%
Next $250 million	0.35%
Next $500 million	0.34%
Over $1 billion	0.32%

Global Atlantic BlackRock Disciplined International Core Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.60%
Next $500 million	0.58%
Over $1 billion	0.55%

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.54%
Next $250 million	0.53%
Next $500 million	0.51%
Over $1 billion	0.48%

Global Atlantic BlackRock Disciplined Value Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $1 billion	0.45%
Next $1 billion	0.43%
Over $2 billion	0.41%

Global Atlantic BlackRock Multi-Sector Fixed Income Portfolio(1)

Management Fee as a percentage
Asset Level	of average daily net assets

First $250 million	0.34%
Next $250 million	0.32%
Over $500 million	0.26%

Global Atlantic Moderately Aggressive Managed Risk Portfolio (2)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic Moderate Managed Risk Portfolio (3)

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic Wellington Research Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets

First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

(1)	Formerly known as Global Atlantic BlackRock High Yield Portfolio prior to October 1, 2026
(2)	Formerly known as Global Atlantic Growth Managed Risk Portfolio prior to May 1, 2025
(3)	Formerly known as Global Atlantic Moderate Growth Managed Risk Portfolio prior to May 1, 2025